UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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LANTRONIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7535 Irvine Center Drive, Suite 100

Irvine, California 92618

www.lantronix.com

October 2, 2019

Dear Fellow Stockholder:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Lantronix, Inc., a Delaware corporation, which will be held at our corporate headquarters located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, on November 5, 2019, at 9:00 a.m. Pacific time.

Details of the business to be conducted at the annual meeting are included in the accompanying Notice of 2019 Annual Meeting of Stockholders and Proxy Statement.

It is important that your shares be represented at the annual meeting and voted in accordance with your instructions. Whether or not you plan to attend the meeting, we urge you to submit your proxy as promptly as possible so that your shares will be voted at the meeting. This will not limit your right to vote in person or to attend the meeting.

We look forward to seeing you at the upcoming annual meeting.

Sincerely, Bernhard Bruscha Chairman of the Board

LANTRONIX, INC.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 5, 2019

The 2019 Annual Meeting of Stockholders for Lantronix, Inc., a Delaware corporation, will be held at our corporate headquarters located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, on November 5, 2019, at 9:00 a.m. Pacific time, for the following purposes:

1.	To elect the seven director nominees named in the accompanying proxy statement (Paul Pickle, Bernhard Bruscha, Bruce C. Edwards, Margaret A. Evashenk, Paul F. Folino, Martin Hale, Jr. and Hoshi Printer) to the board of directors, each to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until the director’s earlier resignation or removal;

2.	To ratify the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2020;

3.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers as described in the proxy statement accompanying this notice;

4.	To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to our named executive officers; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The foregoing proposals are more fully described in the proxy statement accompanying this notice. Stockholders of record who owned our common stock at the close of business on September 16, 2019 are entitled to attend and vote at the annual meeting.

The board of directors recommends that you vote your shares “FOR” each of the director nominees included in Proposal 1 in the proxy statement accompanying this notice, “FOR” Proposals 2 and 3 and “1 YEAR” on Proposal 4.

Your vote is very important. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy card or submit your proxy through the Internet or by telephone as promptly as possible in order to ensure your shares are represented at the annual meeting. Even if you have voted by proxy, you may still vote in person at the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from the broker, bank or other nominee that holds your shares.

By Order of the Board of Directors,
Irvine, California	David Goren
October 2, 2019	Vice President of Legal and Business Affairs and Corporate Secretary

LANTRONIX, INC.

PROXY STATEMENT FOR THE

2019 ANNUAL MEETING OF STOCKHOLDERS

i

PROXY STATEMENT FOR THE

2019 ANNUAL MEETING OF STOCKHOLDERS

We cordially invite you to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) for Lantronix, Inc. (sometimes referred to as, the “Company,” “we,” “us,” or “our”). The Annual Meeting will be held at 9:00 a.m. Pacific time on November 5, 2019, at the Company’s corporate headquarters, located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618.

This proxy statement is being furnished by and on behalf of our board of directors (the “Board”) in connection with the solicitation of proxies to be voted at the Annual Meeting. This proxy statement describes issues on which the Company is asking you, as a stockholder, to vote and provides information that will allow you to make an informed voting decision.

The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders of record is October 2, 2019. If you hold your shares through a broker, bank or other nominee, this proxy statement and a voting instruction form are being forwarded to you by such broker, bank or other nominee.

References in this proxy statement to fiscal years refer to the fiscal year ended June 30 of the referenced year. For example, “fiscal 2018” refers to the fiscal year ended June 30, 2018, “fiscal 2019” refers to the fiscal year ended June 30, 2019, and “fiscal 2020” refers to the fiscal year ending June 30, 2020.

Important Notice Regarding the Availability of Proxy Materials

This proxy statement and our Annual Report on Form 10-K for fiscal year 2019 are available on the Internet at www.proxyvote.com by using the control number provided on your proxy card. You can also view the proxy materials on our website at www.lantronix.com.

General Information About the Annual Meeting and Voting

The following questions and answers are intended to briefly address potential questions regarding this proxy statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission (the “SEC”). These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the proxy statement or the Annual Meeting, please contact our Corporate Secretary using the contact information provided in this proxy statement.

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When and where will the Annual Meeting be held?

The date, time and place of the Annual Meeting are:

November 5, 2019

9:00 a.m. Pacific time
Lantronix, Inc. Corporate Headquarters
7535 Irvine Center Drive, Suite 100

Irvine, California 92618

Who can vote?

You are entitled to vote your shares of common stock if you were the owner of the shares as of the close of business on September 16, 2019 (the “Record Date”). As of the Record Date, there were a total of 23,037,244 shares of our common stock outstanding and entitled to vote at the Annual Meeting. You are entitled to one vote for each share of common stock that you own.

What matters will be voted upon at the Annual Meeting?

The only matters we currently expect will be voted on at the Annual Meeting are the following proposals, which are described in this proxy statement:

1.	the election of seven directors to the Board;

2.	the ratification of the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2020;

3.	a non-binding, advisory vote on the compensation paid to our named executive officers as described in this proxy statement; and

4.	a non-binding, advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers.

What if other matters come up at the Annual Meeting?

If other matters are properly presented at the Annual Meeting, the proxies designated in the proxy cards will vote your shares in their discretion.

How many shares must be present to convene the Annual Meeting?

We will convene the Annual Meeting if stockholders representing the required quorum of shares of common stock either sign and return their proxy cards, authorize a proxy to vote through the Internet or by telephone, or attend the meeting in person. A majority of the shares of our issued and outstanding common stock entitled to vote at the Annual Meeting present in person or represented by proxy will constitute a quorum. If you sign and return your proxy card or authorize a proxy to vote through the Internet or by telephone, your shares will be counted in determining whether a quorum is present at the Annual Meeting even if you abstain from voting on any of the proposals. In addition, if you hold your shares in street name (i.e., through a broker, bank or other nominee), your shares may also be counted for purposes of determining whether a quorum is present at the Annual Meeting even if you do not submit voting instructions to your broker.

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How are broker non-votes treated?

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker has authority under New York Stock Exchange rules applicable to brokers to vote your shares in its discretion on certain “routine” matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal 2 relating to the ratification of the appointment of our independent registered public accountants is considered a “routine” matter for which brokers may vote shares for which they did not receive instructions from beneficial owners. Accordingly, your shares may be voted on Proposal 2 if they are held in the name of a broker even if you do not provide the broker with voting instructions. However, your broker will not be permitted to vote your shares on any of the other items at the Annual Meeting. Proposals 1, 3 and 4 are considered “non-routine” matters. Therefore, if your broker exercises this discretion on Proposal 2, your shares will be counted as present and entitled to vote for the purpose of determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

What vote is required to elect a director?

For Proposal 1, you may vote “FOR” or “AGAINST” each director nominee, or you may abstain from voting. A director nominee must receive the affirmative vote of a majority of the votes cast with respect to that nominee to be elected. In other words, the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee’s election. For purposes of the election of directors, abstentions and broker non-votes will not be treated as votes cast and will not be counted in determining the outcome of a director’s election. Stockholders are not permitted to cumulate their shares for the purpose of electing directors.

What happens if a majority of the votes cast are not voted in favor of a director nominee?

Pursuant to the procedures established by the Corporate Governance and Nominating Committee of the Board, each incumbent director has submitted to the Chair of the Corporate Governance and Nominating Committee in writing such director’s irrevocable resignation which will be effective upon (1) the failure of such director to receive the required vote at any annual or special meeting at which such director is nominated for re-election and (2) Board acceptance of the resignation. If a nominee fails to receive a majority of the votes cast in the director election, the Corporate Governance and Nominating Committee will make a recommendation to the Board whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until our next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. If the Board accepts the director’s resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.

What is the required vote for approval of Proposals 2, 3 and 4?

For each of Proposals 2 and 3 you may vote “FOR” or “AGAINST,” or you may abstain from voting. For Proposal 4, you may vote “1 YEAR,” “2 YEARS” or “3 YEARS” or you may abstain from voting. Approval of Proposals 2, 3 and 4 will require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. If none of the frequency options of Proposal 4 (whether to hold the advisory vote on executive compensation every 1, every 2 or every 3 years) receives the affirmative vote of a majority of common stock present at the Annual Meeting and entitled to vote on the proposal, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders. For purposes of Proposals 2, 3 and 4, abstentions will be treated as shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting, so abstaining will have the same effect as voting against the proposal. Broker non-votes, if any, will not be counted in determining the outcome of Proposals 2, 3 and 4.

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How do I vote?

The procedures for voting are described below, based upon your form of ownership.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, through the Internet or by telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you choose to submit your proxy by mail.

•	To vote by proxy through the Internet, go to www.proxyvote.com and follow the instructions provided. Please have your proxy card in hand when accessing the website, as it contains a 16-digit control number required to vote.

•	To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by Phone” (1-800-690-6903) using a touch-tone phone and follow the recorded instructions. Please have your proxy card in hand when calling, as it contains a 16-digit control number required to vote.

If you hold shares as a stockholder of record and choose to vote by mail, your proxy must be received before the commencement of voting at the Annual Meeting. If you choose to vote your shares electronically via the Internet or by telephone, your vote by proxy must be received prior to 11:59 p.m. Eastern time on November 4, 2019, the day before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Nominee

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, the organization that holds your shares should have forwarded you a voting instruction form with these proxy materials. To ensure that your vote is counted, please follow the instructions provided by your broker, bank or other nominee. To vote in person at the Annual Meeting, you must obtain a legal proxy from your broker, bank or other nominee in whose name the shares are registered.

How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR” each of the nominees for election to the Board named in Proposal 1, “FOR” Proposals 2 and 3, and “1 YEAR” for Proposal 4.

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Can I change my vote after I submit my proxy?

Yes. If you are a stockholder of record, you can change your vote at any time before the vote on a proposal by:

•	executing or authorizing, dating and delivering to us a new proxy through the Internet, by telephone or mail prior to the Annual Meeting;

•	giving us a written notice revoking your proxy card; or

•	attending the Annual Meeting and voting your shares in person.

Your attendance at the Annual Meeting will not, by itself, revoke a proxy previously given by you. We will honor the proxy card or authorization with the latest date.

You may send your proxy revocation notice to Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary.

If you are a stockholder of record, any revocation of or change to a previously submitted proxy must be received by the deadline set forth above under “How do I vote?”

If you hold your shares through a broker, bank or other nominee, you must follow the directions and comply with the deadlines received from such broker, bank or other nominee to change any previously submitting voting instructions.

Can I vote in person at the Annual Meeting rather than by authorizing a proxy holder?

Yes. Although we encourage you to complete and return a proxy card or authorize a proxy holder to vote through the Internet or by telephone to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person even if you have submitted a proxy card or authorized a proxy holder to vote through the Internet or by telephone.

How will my shares be voted?

Any proxy that you properly submit and that is not revoked will be voted as you direct. If you are a stockholder of record and you indicate when voting through the Internet or by telephone that you wish to vote as recommended by our Board, or if you sign and return a proxy card without giving specific voting instructions, then the persons designated as proxy holders in the accompanying proxy card will vote your shares:

•	“FOR” the election of each of the nominees for director;

•	“FOR” the proposal to ratify the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2020;

•	“FOR” the approval on a non-binding, advisory basis, of the compensation paid to our named executive officers as described in this proxy statement; and

•	“1 YEAR” on a non-binding, advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers.

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In the event any director nominee is unable or unwilling for good cause to serve as a director if elected at the Annual Meeting (which is not anticipated), the persons named in the enclosed proxy card(s) will vote for the election of such person or persons as may be designated by the present Board or the Board may reduce the number of directors on the Board. As to any other business or matters which might otherwise properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. We do not presently know of any such other business.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

If you share an address with another stockholder, you will receive only one set of proxy materials unless you have provided instructions to the contrary. If you wish to receive a separate set of proxy materials now, please send your request to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary, or contact our Corporate Secretary by phone at (949) 453-3990. A separate set of proxy materials will be sent promptly following receipt of your request. You may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Who will count the votes?

The inspector of election for the Annual Meeting, who is appointed by the Board, will count the votes.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

Stockholder Proposals Under Rule 14a-8. In order for a stockholder proposal to be eligible for inclusion in our proxy statement under SEC rules for the 2020 Annual Meeting of Stockholders, the written proposal must be received by our Corporate Secretary at our offices no later than the close of business on June 4, 2020 and must comply with the requirements of Rule 14a-8 established by the SEC. Proposals should be addressed to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary.

Stockholder Proposals Under the Company’s Amended and Restated Bylaws. Currently, our Amended and Restated Bylaws (the “Bylaws”) provide that, in order for a stockholder proposal to be submitted at the 2020 Annual Meeting of Stockholders, including nominations for candidates for election as directors, written notice to our Corporate Secretary of such proposal must be received at our principal executive offices:

•	not earlier than July 8, 2020; and

•	not later than August 7, 2020.

If the date of the 2020 Annual Meeting of Stockholders is moved more than 30 days before or 70 days after the first anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•	70 days prior to the meeting; and

•	10 days after public announcement of the meeting date.

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The stockholder proposal submission requirements set forth in our Bylaws are independent of, and in addition to, the notice requirements under Rule 14a-8, as discussed above, for inclusion of a stockholder proposal in our proxy materials.

Our Bylaws require that a stockholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2020 Annual Meeting of Stockholders. Stockholders should contact the Corporate Secretary in writing at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, to obtain additional information as to the proper form and content of stockholder nominations or proposals.

Who pays for this proxy solicitation?

We do. In addition to sending you these proxy materials, some of our employees may contact you by mail, telephone, facsimile, email or personal solicitation. None of these employees will receive any extra compensation for doing this. We will, at our expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

Where can I find voting results of the Annual Meeting?

We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time, in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by us.

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Security Ownership of Certain Beneficial
Owners and Management and Related Stockholder Matters

Beneficial Ownership Table

The following table sets forth certain information with respect to beneficial ownership of our common stock as of the Record Date, by: (1) each stockholder known by us to be the beneficial owner of more than 5% of our common stock based on filings pursuant to Section 13 or Section 16 of the Exchange Act; (2) each of our current directors; (3) each of the named executive officers set forth in the Summary Compensation Table below; and (4) all current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, we believe the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The percentage of shares beneficially owned is based on 23,037,244 shares of our common stock outstanding as of September 16, 2019, the Record Date. In addition, the number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of the Record Date but excludes shares of common stock underlying options or warrants held by any other person.

	Beneficial Ownership
Beneficial Owner Name and Address (1)	Number of Shares Owned	Right to Acquire (2)	Total	Percentage Ownership
Greater than 5% Stockholders:
Bernard Bruscha, Chairman of the Board (3)	6,177,334	198,382	6,375,716	27.4%
Biesingerstrasse 27
Tübingen, D-72072
Germany
Martin Hale, Jr., Director (4)	1,946,748	65,890	2,012,638	8.7%
17 State Street, Suite 3230
New York, NY 10004
Peterson Capital Group, LLC (5)	1,412,000	–	1,412,000	6.1%
19900 MacArthur Boulevard, Suite 650
Irvine, CA 92612

Directors and Named Executive Officers:
Paul Pickle, President, CEO and Director	–	–	–	*
Bruce C. Edwards, Director	125,000	55,000	180,000	*
Margaret A. Evashenk, Director	–	–	–	*
Paul F. Folino, Director	65,968	55,000	120,968	*
Hoshi Printer, Director	73,640	150,000	223,640	*
Jeremy R. Whitaker, Chief Financial Officer	179,180	201,666	380,846	1.6%
Fathi Hakam, Vice President of Engineering	16,355	–	16,355	*
Kevin Yoder, Vice President of Worldwide Sales	74,845	184,792	259,637	1.1%
All current executive officers and directors as a group (10 persons)	8,659,070	910,730	9,569,800	40.0%

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*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618.

(2)	Represents shares of common stock issuable upon exercise of stock options or upon vesting of restricted stock units (“RSUs”) within 60 days of the Record Date.

(3)	Based upon information contained in Form 4s filed by Mr. Bruscha with the SEC on October 23, 2018 and November 15, 2018. According to the former Form 4, 6,120,880 of the shares are owned by TL Investment GmbH, of which Mr. Bruscha is the managing director.

(4)	Based upon information contained in a Schedule 13D filed jointly by Hale Capital Partners, LP and Martin Hale, Jr. (collectively, the “Hale Entities”) with the SEC on June 24, 2016 and a Form 4 filed by Mr. Hale with the SEC on May 14, 2019. Includes an aggregate of 1,941,748 shares held by Hale Capital Partners, LP, of which Mr. Hale is the Chief Executive Officer. Mr. Hale holds the stock options granted to him, and any shares of our common stock issuable upon exercise thereof, for the benefit of Hale Capital Partners, LP.

(5)	Based upon information contained in a Schedule 13D/A filed jointly by Peterson Capital Group, LLC, Peterson Capital Group, Inc., and James J. Peterson (collectively, the “Peterson Entities”) with the SEC on October 3, 2018. The Schedule 13D/A reports that, as of September 20, 2018, the Peterson Entities have shared voting power and shared dispositive power over 1,412,000 shares of our common stock.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of the end of fiscal 2019:

	(a)		(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	2,525,612	(1)	1.85	3,740,334	(3)
Equity compensation plans not approved by security holders	1,487,920	(2)	3.24	–
Total	4,013,532		2.29	3,740,334

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____________________

(1)	The number of securities to be issued includes shares subject to outstanding stock options and RSUs under the Lantronix, Inc. 2000 Stock Incentive Plan (the “2000 Plan”) and the Lantronix, Inc. Amended and Restated 2010 Stock Incentive Plan (the “2010 Plan”).

(2)	Represents (1) 2,920 shares subject to outstanding stock options under the Lantronix, Inc. 2010 Inducement Equity Incentive Plan; (2) 170,000 shares subject to inducement stock options granted to Kevin Yoder, our Vice President of Worldwide Sales; (3) 100,000 inducement RSUs granted to Fathi Hakam, our Vice President of Engineering; (4) 250,000 inducement RSUs and 500,000 inducement stock options granted to Paul Pickle, our President and Chief Executive Officer; (5) 50,000 shares subject to inducement RSUs and 85,000 shares subject to inducement stock options granted to David Goren, our Vice President of Legal and Business Affairs; and (6) 85,000 inducement RSUs and 245,000 inducement stock options granted to certain other employees. These inducement stock options and RSUs are generally subject to the same terms as stock options and RSUs granted under the 2010 Plan. Inducement stock options generally have a term of seven years (except in the case of the inducement stock options issued under the Lantronix, Inc. 2010 Inducement Equity Incentive Plan have a term of ten years) and vest over four years (except in the case of certain inducement stock options granted to Mr. Yoder that vest over four and a half years). Inducement RSUs generally vest over four years. No new awards may be granted pursuant to the Lantronix, Inc. 2010 Inducement Equity Incentive Plan.

(3)	The number of securities remaining available for future issuance includes (1) 3,223,334 shares available for future issuance under the 2010 Plan; and (2) 517,000 shares reserved for future issuance under the Lantronix, Inc. 2013 Employee Stock Purchase Plan. Options and RSUs outstanding under the 2000 Plan and the 2010 Plan that expire without having been exercised, or are otherwise forfeited to the Company, will be added to the share reserve of the 2010 Plan. Shares available under the 2010 Plan generally may be used for any type of award authorized under that plan including stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares.

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Corporate Governance and Board Matters

Corporate Governance Guidelines

The Board has established Corporate Governance Guidelines that it follows in matters of corporate governance, which are posted under the “About Us – Investor Relations” section of our website at www.lantronix.com. The information included on or accessed through our website shall not be incorporated into or otherwise be made a part of this proxy statement.

The following includes a summary of our Corporate Governance Guidelines and additional information regarding our Board.

Nomination of Director Candidates

The Corporate Governance and Nominating Committee considers candidates for Board membership and recommends director nominees to the Board for consideration and approval. There are no specific minimum qualifications that a director must possess to be nominated. However, the Corporate Governance and Nominating Committee assesses the appropriate skills and characteristics of a nominee based on the size and composition of the existing Board, and based on the nominee’s qualifications, such as: independence from management; depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to the Company’s business; education and professional background; judgment, skill, integrity and reputation; existing commitments to other businesses as a director, executive or owner; personal conflicts of interest, if any; and diversity of skills, backgrounds, experiences and other qualifications, to meet the Corporation’s ongoing needs. For more information, see below under the caption “Criteria for Director Nominees and Board Diversity.”

Director Independence

Our Corporate Governance Guidelines require that a majority of our directors meet the criteria for independence set forth under applicable securities laws, including applicable rules and regulations of the SEC and applicable listing standards of the Nasdaq Stock Market (“Nasdaq”). The Nasdaq listing standards provide that an independent director is one who the Board affirmatively determines is free of any relationship that would interfere with that individual’s exercise of independent judgment. Our Board has reviewed the relationships between the Company, including our subsidiaries and affiliates, and each Board member. Based on its review, the Board has affirmatively determined that Bernhard Bruscha, Bruce C. Edwards, Margaret A. Evashenk, Paul F. Folino, Martin Hale, Jr. and Hoshi Printer currently have no relationships that would interfere with their exercise of independent judgment and that each of them is “independent” in accordance with the foregoing independence standards. Paul Pickle was determined not to be independent based on his service as our President and Chief Executive Officer.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board will appoint a Chairman of the Board with the approval of a majority of the directors then in office or as otherwise provided in our Bylaws. While any director (including the Chief Executive Officer or other management director) is eligible for appointment as the Chairman of the Board, the Board’s current preferred governance structure is to have an independent director serve as Chairman of the Board. If, however, the positions of Chairman of the Board and Chief Executive Officer are held by the same person, our Corporate Governance Guidelines provide that one of our independent directors will be designated by a majority of the independent directors to serve as our Lead Independent Director. The Board is currently led by Bernhard Bruscha, our independent Chairman of the Board, a position separate from our Chief Executive Officer and President. Separating the positions of Chief Executive Officer and Chairman of the Board allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management.

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Risk Oversight

While our management has primary responsibility for identifying and mitigating risks, the Board has overall responsibility for oversight of such risks, with a focus on the most significant risks facing the Company. At least annually, management and the Board jointly review our strategic goals and associated risks. Throughout the year, the Board and the committees to which the Board has delegated responsibility dedicate a portion of their meetings to review and discuss specific risk topics in greater detail.

The Board has delegated responsibility for the oversight of specific risks to Board committees as follows:

•	The Audit Committee oversees our risk policies and processes relating to financial statements and financial reporting, as well as investment, capital structure and compliance risks, and the guidelines, policies and processes for monitoring and mitigating those risks.

•	The Compensation Committee oversees risks associated with our incentive plans, the compensation of executive management, and the effect the compensation structure may have on business decisions.

•	The Corporate Governance and Nominating Committee oversees risks related to our governance structure and the evaluation of individual Board members and committees.

The Board’s risk oversight process builds upon management’s enterprise-wide risk assessment and mitigation processes, which include ongoing monitoring of various risks including those associated with long-term strategy and business operations, regulatory and legal compliance and financial reporting.

Our Board believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our leadership structure described under “—Board Leadership Structure” above.

Meetings of the Board

During fiscal 2019, the Board held 16 meetings. Each director attended at least 75% of the meetings of the Board held during the period of his or her tenure in fiscal 2019.

Executive Sessions

Although the Chief Executive Officer and other members of senior management are invited to attend meetings of the Board, the members of the Board meet in executive session, without executive management present, in conjunction with each of the regularly scheduled meetings of the Board. Each committee of the Board also meets regularly in executive session without executive management present. In addition, the Audit Committee meets quarterly in separate executive sessions with our independent registered public accounting firm and with our Chief Financial Officer.

Director Attendance at Annual Stockholder Meetings

Under our Corporate Governance Guidelines, our directors are expected to attend our annual meetings of stockholders. All of our directors attended the 2018 annual meeting of stockholders.

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Committees of the Board

To facilitate independent director review, and to make the most effective use of our directors’ time and capabilities, the Board has established the following standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. The responsibilities of each committee are set forth in a written charter, each of which has been approved by the Board. Each standing committee reviews and assesses the adequacy of its charter on an annual basis. Each such charter is available under the “About Us – Investor Relations” section of our website at www.lantronix.com. The Board is permitted to establish other committees from time to time as it deems appropriate.

Current committee membership and the number of meetings of each committee in fiscal 2019 are shown in the table below. Paul Pickle, Bernhard Bruscha and Margaret A. Evashenk are not currently members of any committee. Each of the incumbent directors who were members of a committee attended 100% of the meetings held by each committee of the Board on which he served during the period of his tenure in fiscal 2019.

	Audit Committee	Compensation Committee	Corporate Governance & Nominating Committee
Bruce C. Edwards	Member	Chair	Member
Paul F. Folino	Member	Member	Chair
Martin Hale, Jr.	–	Member	–
Hoshi Printer	Chair	–	Member
Number of Fiscal 2019 Meetings	4	4	4

Audit Committee

The Audit Committee is composed of three directors, each of whom is independent in accordance with applicable rules of Nasdaq and meets the Nasdaq financial literacy requirements for audit committee service. In addition, the Board has determined that each of the members of the Audit Committee meets the enhanced independence requirements of the SEC and that Mr. Printer is an “audit committee financial expert” as defined under the rules of the SEC.

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of our financial statements, compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, the performance of our independent registered public accounting firm, risk assessment and risk management, and finance and accounting functions. The Audit Committee also appoints, retains, terminates, determines compensation for, and oversees our independent registered public accounting firm, reviews the scope of the audit by our independent registered public accounting firm, and reviews the effectiveness of our accounting and internal control functions. The Audit Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, accounting or other advisers as the Audit Committee deems necessary to carry out its duties.

In addition, the Audit Committee assists the Board in overseeing the implementation and monitoring of the effectiveness of our Code of Business Conduct and Ethics Policy (“Code of Conduct”). The Audit Committee also reviews, with our management and our independent registered public accounting firm, our policies and procedures with respect to risk assessment and risk management relating to financial statements and financial reporting, as well as investment, capital structure and compliance risk, and the guidelines, policies and processes for monitoring and mitigating those risks. The Audit Committee is also responsible for the review and approval of related party transactions.

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Compensation Committee

The Compensation Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards for compensation committee service. The Board has determined that each of the members of the Compensation Committee meets the enhanced independence requirements of Nasdaq and is a “non-employee director” as that term is defined under Rule 16b-3 of the Exchange Act.

The Compensation Committee determines our overall policies on compensation and determines the compensation of our Chief Executive Officer and other executive officers. In addition, the Compensation Committee administers our equity incentive plans and reviews the philosophy and policies behind, and any material risks created by, the salary, bonus and equity compensation arrangements for all employees. The Compensation Committee also makes recommendations to the Board with respect to amendments to our equity incentive plans. The Compensation Committee also reviews and recommends to the Board the compensation of directors. The Compensation Committee has the authority to obtain advice and assistance from, and receive appropriate funding for, internal or external legal, compensation, accounting or other advisers as the Compensation Committee deems necessary to carry out its duties. For fiscal 2019, the Compensation Committee retained Compensation Strategies, Inc. to provide advice in connection with the hiring of Paul Pickle as our President and Chief Executive Officer and to assist in a review of the executive compensation practices at a peer group of companies. As described further under “Executive Compensation — Independent Compensation Consultants” below, the compensation committee has assessed the independence of Compensation Strategies, Inc. and has concluded that its engagement of Compensation Strategies, Inc. does not raise any conflict of interest with the Company or any of its directors or executive officers. No other compensation consultants were retained for fiscal 2019.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is composed of three directors, each of whom is independent as the term is defined within the Nasdaq listing standards.

The Corporate Governance and Nominating Committee makes recommendations to the Board regarding candidates for election as directors and is otherwise responsible for matters relating to the nomination of directors, including evaluating the “independence” of directors and director nominees against the independence requirements of the Nasdaq listing standards, SEC rules and other applicable laws. The Corporate Governance and Nominating Committee assists with the structure and membership of Board committees.

The Corporate Governance and Nominating Committee reviews our corporate governance policies and procedures and recommends to the Board changes it deems appropriate. The Corporate Governance and Nominating Committee also oversees the Board and committee self-assessment and director performance evaluation process.

Criteria for Director Nominees and Board Diversity

The Board believes that it should be composed of directors with diverse, complementary backgrounds and that directors should, at a minimum, exhibit proven leadership capabilities and experience at a high level of responsibility within their respective fields and have the ability to quickly grasp complex principles of business, finance and technology. Directors should possess the highest personal and professional ethics, integrity and values and should be committed to representing the long-term interests of our stockholders.

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When considering a candidate for director, the Corporate Governance and Nominating Committee takes into account a number of factors, including the following:

•	Independence from management;

•	Depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;

•	Education and professional background;

•	Judgment, skill, integrity and reputation;

•	Existing commitments to other businesses as a director, executive or owner;

•	Personal conflicts of interest, if any; and

•	The size and composition of our existing Board.

 In general, candidates who hold or who have held an established executive-level position in a technology company are preferred. The Board’s consideration of diversity as one of the criteria for director nominations is primarily focused on evaluating a nominee’s expected contribution to the diversity of skills, background, experiences and perspectives, given the then-existing composition of the Board as a whole.

When seeking candidates for director, the Corporate Governance and Nominating Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the Corporate Governance and Nominating Committee has in the past used, and may continue to use, the services of third party search firms to assist in the identification and review of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the Corporate Governance and Nominating Committee will interview that candidate if it believes the candidate might be suitable. The Corporate Governance and Nominating Committee may also ask the candidate to meet with other members of the Board and with management. If the Corporate Governance and Nominating Committee believes a candidate would be a valuable addition to the Board, it may recommend to the Board that candidate’s appointment or election. The Corporate Governance and Nominating Committee applies the same standards of review to all prospective candidates for director, regardless of who initially brings them to the Corporate Governance and Nominating Committee’s attention.

Code of Conduct and Complaint Procedures

We have adopted a Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct operates as a tool to help our directors, officers and employees understand and adhere to the high ethical standards we expect. The Code of Conduct is posted under the “About Us – Investor Relations” section of our website at www.lantronix.com. To the extent required by rules adopted by the SEC and Nasdaq, we intend to promptly disclose future amendments to certain provisions of the code, or waivers of such provisions granted to executive officers and directors on our website at www.lantronix.com.

Concerns relating to accounting, internal controls or auditing matters should be brought to the attention of a member of our senior management or the Audit Committee, as appropriate, and will be handled in accordance with procedures established by the Audit Committee with respect to such matters.

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Securities Trading Policy/Hedging Prohibition

Our Insider Trading Policy prohibits directors, officers, and other employees from engaging in any transaction in which they may profit from short-term speculative swings in the value of our securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to ensure compliance with all insider trading rules.

Arrangements with Directors or Executive Officers

No arrangement or understanding exists between any of our directors or executive officers and any other person, pursuant to which any of them were selected as our director or executive officer.

Family Relationships

There are no family relationships among any of our directors or executive officers.

No Legal Proceedings

There are no legal proceedings related to any of our directors or executive officers which must be disclosed pursuant to applicable SEC regulations.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with any director, the entire Board or any committee of the Board by sending a letter to the director, the Board or the committee, addressed to Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary. Unless the letter is marked “confidential,” our Corporate Secretary will review the letter, categorize it and forward it to the appropriate person. Any stockholder communication marked “confidential” will be logged as “received” and forwarded to the appropriate person without review.

Our Corporate Secretary will generally not forward communications that are unrelated to the duties and responsibilities of the Board or a committee of the Board, such as product or commercial inquiries or complaints, resumes and other job inquiries, surveys and general business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal, patently offensive or similarly inappropriate or unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any director upon request.

Compensation of Non-Employee Directors

Directors who are also employees of the Company are not paid any fees or remuneration, as such, for their service on the Board or on any Board committee. In fiscal 2019, we provided the annual compensation described below to directors who are not Company employees.

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Cash Compensation

Under our Non-Employee Director Compensation Policy, each non-employee director is entitled to receive the following cash compensation for board services, as applicable:

•	$36,000 annual retainer for service as a Board member;

•	$15,000 additional annual retainer for service as Chairman of the Board; and

•	$10,000 additional annual retainer for service as chairperson of the Audit Committee, $7,500 additional annual retainer for service as chairperson of the Compensation Committee and $5,000 additional annual retainer for service as chairperson of the Corporate Governance and Nominating Committee.

Under the Non-Employee Director Compensation Policy, directors are not paid fees for service as members on any of our standing committees, apart from the chairperson fees discussed above. Further, directors are not paid meeting fees, except that (1) each non-employee director will be paid a meeting fee of $1,000 for each Board meeting attended in person or by telephone in excess of 12 meetings during the fiscal year; and (2) each non-employee director will be paid a meeting fee of $1,000 for attending in person or by telephone each meeting of a standing committee of which he or she is a member in excess of 12 meetings per committee during the fiscal year. Mr. Bruscha, our Chairman of the Board, has waived his right (until further notice from him to the Company) to receive cash compensation (other than reimbursement of expenses) for serving as a director and as Chairman of the Board.

Equity Award Program

Under our current Non-Employee Director Compensation Policy, our non-employee directors receive initial and annual equity awards under our Amended and Restated 2010 Stock Incentive Plan. Each non-employee director is given the choice of receiving either 25,000 non-qualified stock options or 10,000 RSUs, which the Board grants upon the non-employee director’s election at each annual meeting of stockholders. Options granted to non-employee directors (1) vest monthly at the rate of 1/12 of the shares underlying the option per month, such that 100% of the shares will be fully vested on the first anniversary of the grant date; (2) have a seven year term; and (3) have a two-year post-separation exercise period. RSUs granted to non-employee directors vest as to 50% of the shares underlying the award six months after the grant date and 50% on the one-year anniversary of the grant date. If a non-employee director is not re-elected to the Board, then any remaining unvested options or RSUs will immediately vest as of the day of the annual meeting of stockholders. If a non-employee director is appointed at a time other than at the annual meeting of stockholders, the number of options or RSUs and the applicable vesting schedule is pro-rated based upon the amount of time that has elapsed since our most recent annual meeting of stockholders.

The Board may change the terms of our director compensation program from time to time.

Reimbursements

Under the Non-Employee Director Compensation Policy, non-employee directors will be reimbursed for their reasonable out of pocket expenses, including travel expenses incurred to attend meetings up to a maximum of $2,000 per meeting requiring travel. We provided Mr. Bruscha a travel stipend of $8,000 to cover expenses relating to attendance at in-person meetings.

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Non-Employee Director Compensation Table

The table below sets forth the compensation earned by our non-employee directors during fiscal 2019. Ms. Evashenk was appointed to our Board during fiscal 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(4)	Option Awards ($)(1)(2)(4)	All Other Compensation ($)	Total ($)
Bernhard Bruscha (3)	–	–	52,200	8,000	60,200
Bruce C. Edwards	47,500	35,700	–	–	83,200
Paul F. Folino	44,000	35,700	–	–	79,700
Martin Hale, Jr.	39,000	35,700	–	2,968	77,668
Hoshi Printer	50,000	–	52,200	–	102,200

________________________

(1)	The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 4 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K.

(2)	In accordance with our Non-Employee Director Compensation Policy, following the Company’s 2018 annual meeting of stockholders (1) Messrs. Bruscha and Printer were each granted an option to purchase 25,000 shares of our common stock at an exercise price of $3.57 per share, which was equal to the closing price of our common stock on the grant date; and (2) Messrs. Edwards, Folino and Hale were each awarded 10,000 RSUs. Mr. Hale holds the RSUs granted, and any shares of common stock issuable upon vesting and settlement thereof, for the benefit of Hale Capital Partners, LP.

(3)	Mr. Bruscha elected not to receive a cash fee for his services on the Board during fiscal 2019. Mr. Bruscha was provided a travel stipend of $8,000.

(4) Outstanding Non-Employee Director Equity Awards at 2019 Fiscal Year End

The following table shows the total number of RSUs outstanding, and total number of shares of our common stock subject to outstanding stock options, as of June 30, 2019 for each person who served as a non-employee director during fiscal 2019:

Name	RSUs Outstanding (#)	Option Awards Outstanding (#)
Bernhard Bruscha	–	198,382
Bruce C. Edwards	5,000	50,000
Paul F. Folino	5,000	50,000
Martin Hale, Jr.	5,000	60,890
Hoshi Printer	–	150,000

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Director Stock Ownership Requirements

The Board has historically encouraged its members to acquire and hold stock in the Company to link the interests of the directors to the stockholders. The Board has adopted stock ownership guidelines for the non-employee directors of the Company. Under the guidelines, our non-employee directors are each expected to own shares of our common stock with a value equal to three times the annual cash retainer for such directors. Progress toward the achievement of these ownership guidelines is based on shares purchased in the open market, through option exercises or upon vesting of RSUs. The value of the shareholdings is based on the greater of (1) the closing price of a share of our common stock as of the most recent fiscal year end, or (2) the acquisition value of the shares, determined based upon the purchase price for open market purchases and the fair market value of shares on the date of issuance in the case of shares issued upon the exercise of stock options or settlement of RSUs. The guidelines provide that non-employee directors are expected to establish the minimum ownership levels within five years of adoption of the guidelines or within five years of appointment as a new non-employee director of the Company. Neither the Board nor the Compensation Committee has established stock ownership guidelines for members of the Board who are employees of the Company.

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Proposal 1

Election of Directors

Our Board currently consists of seven directors. Subsequent to our 2018 annual meeting of stockholders, Margaret A. Evashenk was identified as a potential candidate by the Corporate Governance and Nominating Committee, which evaluated, reviewed and recommended Ms. Evashenk to the Board for nomination by the Board of Directors. The Board of Directors met, discussed and approved the appointment of Ms. Evashenk to the Board on August 1, 2019.

The Corporate Governance and Nominating Committee has recommended to the Board, and the Board has approved, the nomination of the following seven nominees for election as directors at the Annual Meeting, each to serve a one-year term until the 2020 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until the director’s earlier resignation or removal: Paul Pickle, Bernhard Bruscha, Bruce C. Edwards, Margaret A. Evashenk, Paul F. Folino, Martin Hale, Jr. and Hoshi Printer.

Each of the nominees presently serves as a director and has served continuously as a director since the date indicated in the nominee’s biography below. All nominees have consented to be named and have indicated their intent to serve if elected.

Information About the Director Nominees

The following table sets forth certain information, in each case as of October 1, 2019, concerning the nominees for director:

Name	Age	Director Since	Position With Lantronix
Paul Pickle	49	2019	President, Chief Executive Officer and Director
Bernhard Bruscha	66	2007	Chairman of the Board
Bruce C. Edwards	65	2012	Director
Margaret A. Evashenk	53	2019	Director
Paul F. Folino	74	2012	Director
Martin Hale, Jr.	47	2016	Director
Hoshi Printer	77	2010	Director

The following is a description of the business experience, qualifications, skills and educational background of each of the director nominees, including each nominee’s relevant business experience:

Paul Pickle has served as our President and Chief Executive Officer, and as a member of our Board, since April 2019. Before joining the Company, Mr. Pickle served as President and Chief Operating Officer of Microsemi Corporation, a leading provider of semiconductor and system solutions, from November 2013 until Microsemi was acquired by Microchip Technology Inc. in May 2018. Prior to his position as President and Chief Operating Officer, he served Microsemi as Executive Vice President, leading business operations of the company’s Integrated Circuits group, where he played an integral role in the planning, developing, and execution of Microsemi’s leading edge IC solutions for communications, industrial, aerospace, and defense/security markets.

Mr. Pickle possesses significant experience in our industry and contributes detailed day-to-day knowledge of our Company’s strategy and operations to the Board.

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Bernhard Bruscha has served as Chairman of the Board of the Company from June 1989 to May 2002 and from May 2012 to the present, and has served as a member of our Board continuously since August 2007. Mr. Bruscha is a serial entrepreneur who started his career in the 1970s, as one of three founding partners in a computer networking software company and for more than 20 years has successfully founded, grown and sold or merged several technology and other companies. From May 2002 to April 2015, Mr. Bruscha served as chairman of the Supervisory Board of transtec AG, a computer systems manufacturer and direct computer reseller. Mr. Bruscha is also Managing Director of TL Investment GmbH and Managing Director of technovest alpha GmbH located in Tübingen, Germany.

Mr. Bruscha’s extensive business, managerial, executive and leadership experience in the technology industry, including as an active designer of software systems and a founder of several technology distribution and hardware companies, make him a valuable member of the Board.

Bruce C. Edwards has served as a member of our Board since 2012. Mr. Edwards has served as a director of Semtech Corporation, a supplier of analog and mixed-signal semiconductor products since 2006 and serves as chairman of its compensation committee. He served as a director of Emulex Corporation, a global supplier of advanced storage networking infrastructure solutions from May 2000 to May 2015, when Emulex was acquired by Avago Technologies. Mr. Edwards was chairman of the board of Emulex from February 2014 to May 2015. Mr. Edwards has served as Chief Executive Officer of Palagon Partners, LLC, a business advisory group, since November 2007. From February 2005 to November 2007, he served as the executive chairman of the board of directors of Powerwave Technologies, Inc., a leading designer, manufacturer and supplier of advance coverage and capacity solutions for the wireless communications industry. From February1996 until February 2005, Mr. Edwards served as Chief Executive Officer and as a director of Powerwave. Mr. Edwards also served as President of Powerwave from February 1996 to May 2004. Before joining Powerwave, Mr. Edwards served eleven years at AST Research, Inc., a personal computer company, where his last positions were Executive Vice President, Chief Financial Officer and a director.

Mr. Edwards has leadership experience through his past experience as the chairman and chief executive officer of a publicly-traded global technology company. His management and operational expertise is accompanied by his experience relating to the design and manufacture of technology products, and skills relating to financial statements and accounting matters, making him a valuable member of the Board.

Margaret A. Evashenk has served as a member of our Board since August 2019. Ms. Evashenk served from December 2018 as Chief Executive Officer, and from October 2018 as a director, of Kazan Networks, a privately held startup that designs and sells a range of chip and board-level products that facilitate high performance and efficient NVMe over Fabrics technology, until Kazan’s acquisition by Western Digital in September 2019. In addition, since 2015 she has served as a Member of the Advisory Board of minds.ai., a consulting firm focused on assisting clients to exploit the benefits of artificial intelligence. From April 2015 to June 2018, Ms. Evashenk served as a director of Open-Silicon, a private semiconductor company which was sold to SiFive in June 2018, and was also an Entrepreneur in Residence from October 2017 to August 2018 at SKTA Innopartners and Vonzos Partners, where she mentored portfolio companies and evaluated start-up companies. Between October 2006 and December 2014, Ms. Evashenk held various positions at Emulex Corporation, including SVP and Chief Development Officer, where she was responsible for leading Emulex’s global engineering teams. Prior to joining Emulex, from 1989 to 2006 Ms. Evashenk held a variety of engineering and management positions at Hewlett-Packard, Agilent Technologies and Sierra Logic, Inc., a company she co-founded.

Ms. Evashenk’s 30 years of experience in the technology industry, including multiple roles ranging from design, engineering and operations to managerial and board level positions, enable Ms. Evashenk to provide our Board important insight into the issues faced by our Company and our industry.

Paul F. Folino has served as a member of our Board since 2012. Mr. Folino served in a number of board and executive positions at Emulex from 1993 to May 2015 when Emulex was acquired by Avago Technologies, including as Emulex’s executive chairman of the board of directors from September 2006 to November 2011; as Chief Executive Officer from May 1993 to September 2006; and as chairman of the board of directors from 2002 to 2006 and from November 2011 to July 2013. Prior to joining Emulex, Mr. Folino served as President and Chief Operating Officer of Thomas-Conrad Corporation, a manufacturer of local area networking products from 1991 to 1993. He also serves on the boards of directors of CoreLogic, Inc., a provider of consumer, financial and property information, analytics and services to business and government, where he serves as chairman of the board.

Mr. Folino’s current experience as director of several public companies and his prior experience as an executive in the technology industry provide him with the skills and qualifications to serve on our Board.

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Martin Hale, Jr. has served as a member of our Board since June 2016. Mr. Hale has served as the founder and Chief Executive Officer of Hale Capital Partners, LP, a New York-based private growth equity fund, since 2007. Mr. Hale currently serves as a director of Falconstor Software, Inc., Patch Media Corporation and QL2 Software LLC, and Mr. Hale has also served as a director of Top Image Systems, Ltd., Adept Technology, Inc., Flarion Corporation, Celiant Corporation, Analex Corporation, Aurora Flight Sciences, Vallent Corporation, Paradigm Holdings, LocationLogic LLC, United Silver Corp., and Telanetix. Prior to Hale Capital Partners, Mr. Hale was a Managing Director and member of the founding team of Pequot Ventures, an associate at Geocapital Partners, and an analyst with Broadview International.

Mr. Hale’s qualifications to serve on the Board include his 19 years of experience in venture capital and private equity as an investor and a board member of technology companies.

 Hoshi Printer has served as a member of our Board since 2010. Mr. Printer’s background includes four decades of relevant general and financial management experience, including serving as chief financial officer for several technology companies, including the following: Autobytel, an online automotive marketplace; Peerless Systems Corporation, an embedded imaging systems company; Neuron Data, a developer of high-end, client-server, object- and web-oriented tools; Soane Technologies, an ophthalmic and bioscience business; and Catalytica, a developer of environmental technology. From 2005 to 2010, Mr. Printer was a chief financial officer consultant. His clients included Private Access, Inc., a technology company, Avamar Technologies, Inc., a provider of enterprise data storage software, and Path 1 Network Technologies, a provider of television over IP technology to broadcasters. Mr. Printer also served as the divisional Vice President of Finance for Xerox Corporation.

Mr. Printer’s financial expertise, exemplified by his background and experience in a number of companies as a senior financial officer, and his broad experience with technology companies make him a valuable asset to the Board and qualify him to serve as an audit committee financial expert and Chair of the Audit Committee.

Required Vote

A director nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected to the Board. In other words, the number of shares voted “FOR” a director nominee must exceed the number of shares voted “AGAINST” that nominee’s election. Abstentions and broker non-votes will not be treated as votes cast and will not be counted in determining the outcome of a director’s election.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE SEVEN NOMINEES SET FORTH ABOVE.

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Proposal 2

Ratification of Appointment of Independent Registered Public Accountants

The Audit Committee has appointed Squar Milner LLP (“Squar Milner”) as our independent registered public accounting firm for our fiscal year ending June 30, 2020. Squar Milner was also our independent registered public accounting firm for fiscal 2019 and fiscal 2018. Representatives of Squar Milner are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. Although we are not required to seek stockholder ratification of this appointment, the Board believes that doing so is consistent with good corporate governance practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm any time during the year if the Audit Committee determines that the change would be in our best interests.

Fees Paid to the Principal Accountants

During fiscal 2019 and fiscal 2018, we retained Squar Milner to provide services in the following categories and amounts:

	Year Ended June 30,
Fee Category	2019	2018
Audit fees	$151,500	$151,500
Audit-related fees	26,500	26,000
Tax fees	52,100	46,645
All other fees	–	–
Total fees	$230,100	$224,145

Audit Fees. Consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our quarterly interim consolidated financial statements, as well as services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” These fees were related to the audits of our 401(k) employee benefit plan and our 2013 Employee Stock Purchase Plan.

Tax Fees. Consist of fees billed for professional services, including tax advice, tax planning and preparation of returns relating to federal, state and international taxes.

All Other Fees. There were no fees billed by our independent registered public accounting firm for other services in fiscal 2019 or 2018.

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Pre-Approval of Services

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval, it requires specific pre-approval by the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. At least annually, the Audit Committee reviews and pre-approves the services that may be provided by our independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. The Audit Committee does not delegate its responsibilities to pre-approve services performed by our independent registered public accounting firm to management. The Audit Committee may delegate, and has delegated, pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Our Audit Committee pre-approved all audit, audit-related, tax and other services performed by Squar Milner in fiscal 2018 and in fiscal 2019.

Required Vote

The ratification of the appointment of Squar Milner LLP as our independent registered public accountants for the fiscal year ending June 30, 2020 requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF SQUAR MILNER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 30, 2020.

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Proposal 3

Advisory Approval of Compensation for Named Executive Officers

At the Annual Meeting, we are providing our stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers, which is described in the section titled “Executive Compensation” in this proxy statement. Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of the Company hereby approve the compensation paid and payable to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and narrative discussion set forth under the section titled ‘Executive Compensation’ in this proxy statement.”

Our executive compensation program is designed to provide a competitive level of compensation necessary to attract and retain talented and experienced executives, to motivate them to achieve short-term and long-term corporate goals that the Compensation Committee believes will enhance stockholder value, and to further align their interests with our stockholders’ interests. In order to align executive pay with both our performance and our stockholders’ interests, a significant portion of compensation paid to our named executive officers is allocated to performance-based, short- and long-term incentive programs, to make executive pay dependent on our performance (or “at risk”), and in the case of equity awards a value dependent on our stock price. In addition, we intend that as an executive officer’s responsibility and ability to affect the financial results of the Company increases, the portion of his or her total compensation deemed “at risk” should increase.

We urge our stockholders to read the Executive Compensation section of this proxy statement, which more thoroughly discusses how our compensation philosophy is implemented through our compensation policies and procedures. The Compensation Committee and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals.

We are requesting stockholder approval, on a non-binding, advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement, pursuant to the SEC’s compensation disclosure rules. This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of the stockholder vote on this proposal when assessing any potential changes to our compensation philosophy and policies.

The Company’s current policy is to provide our stockholders with an advisory vote on the compensation paid to our named executive officers each year at the annual meeting of stockholders. It is expected that the next advisory vote on the compensation paid to our named executive officers will be held at the 2020 annual meeting of stockholders.

Required Vote

The non-binding, advisory approval of the compensation paid to our named executive officers as disclosed in this proxy statement requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstaining has the same effect as voting against this proposal and broker non-votes will not be counted in determining the outcome of this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” APPROVAL OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

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Proposal 4

Advisory Vote on Frequency of Advisory Vote on
Executive Compensation

The Dodd-Frank Act also requires us to submit an advisory resolution to stockholders at least once every six years to determine how frequently they would like to cast a non-binding advisory vote on the compensation of our named executive officers, which we refer to as the “say-on-pay vote.” By voting on this proposal, stockholders may indicate whether they would prefer we include a “say-on-pay vote” in our proxy materials for future annual stockholder meetings (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting) once every 1, 2 or 3 years.

In voting on this proposal, you should mark your proxy for 1, 2 or 3 years based on your preference as to the frequency with which a “say-on-pay vote” should be held. If you have no preference you may abstain.

For the reasons described below, the Board recommends that our stockholders select a frequency of every year, or an annual “say-on-pay vote.” The Board believes that an annual “say-on-pay vote” is in alignment with our executive compensation practices, as we review the core elements of our executive compensation program annually. In addition, we are aware of the significant interest in executive compensation matters by investors and the general public, and value and encourage constructive dialogue with our stockholders on these matters. An annual “say-on-pay vote” on executive compensation will allow our stockholders to provide us with their input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

This vote is advisory and will not be binding upon the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will take the outcome of this vote into account when determining the frequency of future “say-on-pay votes.”

Required Vote

A frequency alternative (of either 1 year, 2 years or 3 years) for future “say-on-pay votes” will be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting are cast in favor of the frequency alternative. Because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders.

 Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE OF “1 YEAR” AS THE PREFERRED FREQUENCY OF ADVISORY VOTES ON OUR EXECUTIVE COMPENSATION.

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Executive Compensation

The following information describes the material elements of compensation paid to our “named executive officers,” which consist of all individuals who served as our principal executive officer during the fiscal year and our two other most highly compensated executive officers and should be read together with the compensation tables and related disclosures set forth below.

For fiscal 2019, our named executive officers were: Jeffrey Benck, our President and Chief Executive Officer until March 8, 2019; Paul Pickle, our President and Chief Executive Officer commencing on April 22, 2019; Jeremy R. Whitaker, our Chief Financial Officer, who also served as our interim Chief Executive Officer from March 8, 2019 to April 22, 2019; Fathi Hakam, our Vice President of Engineering commencing on August 7, 2018; and Kevin Yoder, our Vice President of Worldwide Sales.

Compensation Philosophy and Objectives of the Compensation Program

Our executive compensation program is based on principles designed to:

•	align financial interests of executives and stockholders;

•	pay for performance; and

•	attract, motivate and retain top executive talent.

The Compensation Committee’s decisions on target compensation for specific individuals are also influenced by a variety of factors, including title and level of responsibility, Company and individual performance, peer group data, prior compensation and general business conditions.

Role of the Compensation Committee

Our Compensation Committee was appointed by the Board and consists entirely of directors who our Board has determined are independent directors under the Nasdaq listing standards and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Our Compensation Committee is responsible for, among other things:

•	reviewing and approving our compensation philosophy;

•	reviewing all executive compensation plans and structures, including that of our executive officers and other members of senior management;

•	reviewing the risks arising from our compensation policies;

•	approving the individual compensation paid to our executive officers and other members of senior management, including our named executive officers;

•	administering our equity incentive plans;

•	approving annual cash incentive program performance metrics as well as payouts thereunder; and

•	reviewing other executive benefit plans, including perquisites.

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Our Compensation Committee also analyzes the alignment of our overall executive compensation package with our compensation philosophy and objectives.

How Compensation Decisions Are Made

The Compensation Committee annually determines the compensation levels for our executive officers by considering several factors, including competitive market data, each executive officer’s roles and responsibilities, how the executive officer is performing those responsibilities and our financial performance.

The Compensation Committee makes all decisions for the total direct compensation – that is, base salary, cash incentive awards under our incentive bonus plan and stock-based awards – of our executive officers and other members of our senior management, including the named executive officers.

At the request of the Compensation Committee, our Chief Executive Officer and other officers may attend meetings of the Compensation Committee or meetings of our Board at which executive compensation is discussed. The Compensation Committee considers the recommendations from our Chief Executive Officer with respect to executive compensation. In making recommendations, our Chief Executive Officer receives input from our Chief Financial Officer and Vice President of Human Resources. While our Chief Executive Officer discusses his recommendations with the Compensation Committee, he does not participate in deliberation or determination with respect to his own compensation.

The Compensation Committee may also engage independent compensation consultants to assist the Compensation Committee in its duties, including providing advice regarding industry trends and benchmarking information relating to the form and amount of compensation provided to executives by companies with which we compete for executive talent and other similarly situated companies.

When considering a proposed compensation package for an executive officer, the Compensation Committee considers both the compensation package as a whole and each element of total compensation. For example, before determining officer compensation, the Compensation Committee reviews, for each executive, each element of compensation paid in the prior fiscal year, including base salary, incentive bonus, and the value of equity awards, information regarding equity awards made in prior periods, and competitive market data. The Compensation Committee uses this information to assess the overall effect and long-term implications of compensation decisions, rather than viewing individual decisions in isolation.

2018 Say-On-Pay Vote

At our 2018 annual meeting of stockholders, our stockholders approved, on a non-binding, advisory basis, the compensation paid to our named executive officers described in our 2018 proxy statement. Approximately 99.1% of the votes cast on the matter were voted in favor of this “say-on-pay” approval. The Board and the Compensation Committee considered the voting results and high level of stockholder support when establishing our executive compensation programs for fiscal 2019.

Independent Compensation Consultants

The Compensation Committee has the authority to retain independent advisors to assist it in the compensation-setting process and receive funding to engage such advisors. The Chair of the Compensation Committee, in consultation with other Compensation Committee members, defines the scope of any advisor’s engagement and related responsibilities.

The Compensation Committee engaged Compensation Strategies, Inc. in fiscal 2019 to provide advice in connection with the hiring of Paul Pickle as our President and Chief Executive Officer, including providing advice on his compensation and equity award levels, and to assist in a review of the executive compensation practices at a peer group of companies. The compensation consultants from Compensation Strategies, Inc. have no other direct or indirect business relationships with us.

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Components of Executive Compensation

Our Compensation Committee utilizes three main components for executive officer compensation: base salary, a cash incentive program, and long-term equity-based awards. Our compensation program is designed to balance our need to provide our executive officers with incentives to achieve our short- and long-term performance goals with the need to pay competitive base salaries.

There is no pre-established policy for allocating between cash and non-cash or short-term and long-term compensation. In determining the allocation each year among base salary, annual cash incentive bonus, and long-term equity-based awards, the Compensation Committee considers our short-term and long-term business objectives, competitive trends within our industry, and each named executive officer’s current and prior compensation.

An important guiding principle for our executive compensation program is our belief that it benefits our stockholders for executive management’s compensation to be tied to our short-term and long-term performance, so that a significant portion of each executive officer’s compensation is tied to the achievement of our goals and objectives. As a result, “at risk” compensation makes up a significant portion of our executives’ compensation.

Base Salaries

Base salaries for our executive officers are set with regard to a number of factors, including the executive’s title and responsibilities within the Company, the executive’s performance in recent periods, the executive’s potential for continued development within the organization, an assessment of peer group data, and internal parity with other executives. The base salary levels for each executive officer, and any increases or decreases to those levels, are reviewed and approved each year by the Compensation Committee.

The fiscal 2019 base salaries for the named executive officers are shown in the following table:

Name	Fiscal 2019 Base Salary
Paul Pickle	$400,000
Jeffrey Benck	$400,000
Jeremy R. Whitaker	$250,000
Fathi Hakam	$250,000
Kevin Yoder	$255,000

Equity Awards

We believe that providing a significant portion of our executive officers’ total compensation opportunity in equity awards aligns the incentives of our executives with the interests of our stockholders and with our long-term success. By compensating our executives with our equity, executives receive a stake in our financial future and the values realized in the long term depend on the executives’ ability to drive our financial performance. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in a competitive market.

Our Compensation Committee administers the 2010 Plan and establishes the rules for all awards granted thereunder, including grant guidelines, vesting schedules, and other provisions. We have typically used two forms of equity for long-term equity incentive compensation for our executive officers: time-vesting stock options and time-vesting RSUs. The Compensation Committee annually evaluates its equity compensation program to determine whether to issue either RSUs, stock options, a combination thereof, or other types of equity awards.

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Stock options are granted with an exercise price equal to the closing price of our common stock on Nasdaq Stock Market on the date of grant (or as of the most recent trading day if the grant date is not a trading day). Stock options generally have a seven-year contractual term. Options and RSUs granted to employees, including our named executive officers, typically vest over four years.

The Compensation Committee has delegated authority to our Chief Executive Officer to grant options and/or RSUs to newly-hired employees, other than executive officers and employees directly reporting to the Chief Executive Officer, within certain parameters established by the Compensation Committee. Management reports these new-hire option grants to the Compensation Committee.

The Compensation Committee granted awards to Messrs. Pickle and Hakam in connection with their commencement of employment to induce them to join the Company, provide long-term retention incentives, and further align their interests with those of our stockholders. On August 31, 2018, the Compensation Committee granted 100,000 RSUs to Mr. Hakam that vested as to 25% of the shares subject to the award on September 1, 2019 and the remaining shares subject to the award will vest ratably each quarter thereafter for a period of 12 quarters. On April 22, 2019, the Compensation Committee granted an option to acquire 500,000 shares of our common stock to Mr. Pickle, which will vest with respect to 50% of the shares subject to the award on April 22, 2020, with respect to 20% of the shares subject to the award in equal monthly installments over the next 24 months thereafter, and with respect to 30% of the shares subject to the award in equal monthly installments over the next 12 months thereafter. On May 1, 2019, the Compensation Committee granted 250,000 RSUs to Mr. Pickle, which will vest as to 25% of the shares subject to the award on June 1, 2020 and the remaining shares subject to the award will vest ratably each quarter thereafter for a period of 12 quarters.

Annual Cash Incentive Program

Our Compensation Committee believes that annual performance-based cash bonuses play an important role in providing incentives to our executive officers to achieve annual performance goals. To that end, we have established an annual cash bonus program (the “Bonus Program”) in order to align executives’ goals with our financial, strategic and tactical objectives for the current year.

Selected employees, including all of our named executive officers, are eligible to participate in the Bonus Program. Each participant in the Bonus Program is assigned a target annual cash bonus, generally expressed as a percentage of the participant’s base salary, the payment of which is conditioned on the achievement of certain performance goals and objectives established by the Compensation Committee. Bonuses paid under the Bonus Program, if any, are based upon achievement of performance goals for two independent semi-annual performance periods, corresponding with the first and second half of the fiscal year, respectively (each, a “Performance Period”).

The Compensation Committee generally sets the semi-annual corporate performance goals at “target” levels the Compensation Committee believes are challenging, but reasonable, for management to achieve, with reduced or increased bonus opportunities for performance below or above, as the case may be, the targeted level.

At the end of each Performance Period, the Compensation Committee determines the level of Company achievement with respect to the specified goals. The Compensation Committee retains discretion to make appropriate adjustments to the performance goals for the effects of events that were not anticipated in establishing the performance goals, to exclude one-time or non-recurring expenses in calculating achievement of performance goals, and to make other adjustments to the bonuses that otherwise would be payable based on actual performance. Final bonus levels are then based on those determinations.

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Under the Bonus Program, the maximum aggregate amount of bonuses that all participants will be eligible to receive during a Performance Period (the “Bonus Pool”) is limited to a percentage of our earnings before interest, taxes, depreciation, amortization, and share-based compensation excluding (1) the impact of non-recurring charges or gains, consistent with the approach used for reporting “Non-GAAP Net Income” in our quarterly earnings releases, and (2) the total amount of bonus payments earned under the Bonus Program for the Performance Period (“Adjusted EBITDAS”). If the Bonus Pool during a Performance Period is insufficient to fully fund the bonuses earned during the Performance Period, each participant’s bonus is ratably reduced. Actual bonuses are generally paid to the executives in the quarter following the completion of a Performance Period.

For fiscal 2019, the Compensation Committee approved two performance measures for Messrs. Benck and Whitaker. These goals related to the Company achieving specified levels of revenue and Adjusted EBITDAS for the applicable Performance Periods. The Compensation Committee believes revenue and Adjusted EBITDAS to be good indicators of our success, given the market in which we compete. In addition, they are measures that management can easily calculate and communicate to employees throughout the applicable Performance Period. The goals were weighted 60% towards the revenue goal and 40% towards the Adjusted EBITDAS goal.

The revenue and Adjusted EBITDAS goals apply to all other participants, including Messrs. Hakam and Yoder. In addition, bonus determinations for all participants other than Messrs. Benck and Whitaker took into account the Company’s achievement of goals established by the Compensation Committee relating to certain corporate management by objectives goals (“MBOs”), and the individual participant’s performance in relation to personal MBOs. For these other participants, these goals were weighted 40% towards revenue, 30% towards Adjusted EBITDAS and 30% towards corporate and personal MBOs. The Compensation Committee did not set MBOs for Messrs. Benck and Whitaker because it believed that, as Chief Executive Officer and Chief Financial Officer, their bonus opportunities should be linked entirely to the Company’s financial performance.

 Under the Bonus Program for fiscal 2019, payouts based upon revenue and Adjusted EBITDAS performance could range from zero to 200% of target depending on the level of our performance. For fiscal 2019, the Bonus Pool was funded by 50% of the Company’s Adjusted EBITDAS during the applicable Performance Period. For fiscal 2019, bonus targets for all participants were weighted 50% towards the first half of the fiscal year and 50% towards the second half of the fiscal year.

The table below shows the target bonus, incentive mix, and maximum payout for each of the named executive officers, other than Mr. Pickle, under the Bonus Program for fiscal 2019. Mr. Pickle was not a participant in the fiscal 2019 Bonus Program because he was not employed by the Company until April 2019.

		Target Bonus		Incentive Mix				Maximum Payout
Name	Fiscal 2019 Base Salary (1)	% of Salary	Dollars	Revenue	Adjusted EBITDAS	MBOs		% of Salary	Dollars	Fiscal 2019 Bonus Earned (2)(3)(4)
Jeffrey Benck	$400,000	85%	$340,000	60%	40%	–		170%	$680,000	$174,420
Jeremy R. Whitaker	$250,000	55%	$137,500	60%	40%	–		110%	$275,000	$70,537
Fathi Hakam	$250,000	40%	$100,400	40%	30%	30%	(5)	68%	$170,680	$40,486
Kevin Yoder	$255,000	40%	$102,000	40%	30%	30%	(6)	68%	$173,400	$50,516

(1)	Reflects base salaries effective August 28, 2018.

(2)	Reflects actual bonuses earned by the named executive officers for fiscal 2019 under the Bonus Program.

(3)	For Mr. Yoder, excludes cash incentives under the Sales Compensation Program described below.

(4)	For Mr. Benck, his bonus reflects only the first performance period of the year. Mr. Benck’s employment with the Company ended on March 8, 2019 and he was not eligible for a bonus with respect to the second performance period.

(5)	For Mr. Hakam, the MBO portion of the potential bonus was weighted 50% towards corporate MBOs and 50% towards personal MBOs.
(6)	For Mr. Yoder, the MBO portion of the potential bonus was weighted 50% towards corporate MBOs and 50% towards personal MBOs.

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Sales Compensation Program

Mr. Yoder, along with certain other employees, participates in our Sales Compensation Program, which provides an opportunity to earn a cash incentive payment upon achievement of sales objectives approved by management. Under the Sales Compensation Program for fiscal 2019, for each half of the fiscal year, management established sales objectives for individuals, by region, which served as the basis for determining the amount of cash incentives to be paid to the individuals under the program. After the end of each six-month period, management reviewed an individual’s performance with respect to his or her individual sales objectives and determined the amount of cash incentives to be paid under the program to the individual. Payments under the Sales Compensation Program for fiscal 2019 were calculated based upon the level of performance, and targets for all participants were weighted 50% towards the first half of the fiscal year and 50% towards the second half of the fiscal year.

For fiscal 2019, such objectives were measured for Mr. Yoder with respect to the “global” territory. Mr. Yoder’s annual sales incentive compensation target was equal to 30% of his base salary, or $76,500. In fiscal 2019, Mr. Yoder earned $69,523 in total sales incentive compensation under the Sales Compensation Program.

Benefits

All of our executive officers are eligible to participate in our benefits programs offered to our employees generally, which include medical, dental and vision plans, our 2013 Employee Stock Purchase Plan, a 401(k) plan, tuition reimbursement, life insurance and short and long-term disability coverage. In designing our employee benefits program, we seek to provide an overall level of benefits that is competitive with that offered by similarly situated companies in the markets in which we operate based upon our general understanding of industry practices.

The Company makes matching contributions under the 401(k) plan to each plan participant, including our executive officers, in an amount equal to 25% of the first 6% of salary deferred by the participant.

The Company has an executive physical program, under which Messrs. Pickle, Benck and Whitaker were eligible to be reimbursed up to $2,500 for the costs of an annual executive physical examination. With the exception of this annual executive physical program, it is our policy to not extend significant perquisites to executives that are not broadly available to our other employees.

Clawback Policy

Our Compensation Committee has adopted an executive compensation recovery policy regarding the adjustment or recovery of incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Under the policy, we have the right to recover excess compensation received by a named executive officer based on erroneous data to the extent that there has been fraud or misconduct by that executive officer which significantly contributed to the restatement of financial results.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.

The Compensation Committee notes this deductibility limitation as one of the factors in its consideration of compensation matters. However, the Compensation Committee generally has the flexibility to take any compensation-related actions that it determines are in the Company’s and its stockholders’ best interest, including designing and awarding compensation for our executive officers that is not fully deductible for tax purposes.

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Risk Management Considerations

Our Compensation Committee structures our executive compensation programs so as to appropriately reward executives for operating performance and growth without undue risk-taking and oversees, among other things, the assessment and management of risks related to the Company’s compensation plans and policies. The Compensation Committee has evaluated our compensation policies and programs and believes that our compensation policies and practices provide appropriate incentives and controls and are not reasonably likely to have a material adverse effect on the Company.

Executive Stock Ownership Requirements

The Board has historically encouraged members of senior management to acquire and hold stock in the Company to link the interests of the executives to the stockholders. However, neither the Board nor the Compensation Committee has established formal stock ownership guidelines for the executive officers of the Company.

Fiscal 2019 Summary Compensation Table

The following table sets forth, for the fiscal years indicated, the compensation paid to our named executive officers:

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(2)	Total ($)
Paul Pickle	2019	92,308	–	887,500	1,129,750	–		692	2,110,250
President & CEO (3)

Jeffrey Benck	2019	292,308	–	–	–	174,420	(5)	6,501	473,229
Former President & CEO (4)	2018	400,000	–	–	140,436	406,470	(6)	4,125	951,031

Jeremy R. Whitaker	2019	250,000	–	239,400	–	70,537	(5)	4,027	563,964
CFO (7)	2018	250,000	–	–	58,515	164,381	(6)	5,210	478,106

Fathi Hakam (8)	2019	225,000	–	532,000	–	40,486	(5)	3,348	800,834
Vice President of Engineering

Kevin Yoder	2019	255,000	–	266,000	–	120,039	(9)	4,093	645,132
Vice President of Worldwide Sales	2018	255,000	–	–	99,476	185,792	(10	5,533	545,801

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__________________

(1)

The dollar value of stock and option awards shown represents the grant date fair value determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions used in the calculations, see Note 4 of Notes to Consolidated Financial Statements, included in Part IV, Item 15 of our Form 10-K. The material terms of these awards are described in the “Equity Awards” section of this proxy statement above.

(2)	The amount reported for fiscal 2019 in this column include for Mr. Pickle 401(k) employer matching contributions of $692, for Mr. Benck 401(k) employer matching contributions of $4,001 and reimbursement for an annual executive physical examination of $2,500, for Mr. Whitaker 401(k) employer matching contributions of $4,027, for Mr. Hakam 401(k) employer matching contributions of $3,348, and for Mr. Yoder 401(k) employer matching contributions of $4,093. The amounts reported for fiscal 2018 in this column include for Mr. Benck 401(k) employer matching contributions of $4,125, for Mr. Whitaker 401(k) employer matching contributions of $5,210, and for Mr. Yoder 401(k) employer matching contributions of $5,533.

(3)	Mr. Pickle’s employment with the Company commenced on April 22, 2019.

(4)	Mr. Benck’s employment with the Company ended on March 8, 2019.

(5)	The amounts shown represent cash bonus payments earned for fiscal 2019 performance under our Bonus Program, as described in the “Annual Cash Incentive Program” section of this proxy statement above.

(6)	The amounts shown represent cash bonus payments earned for fiscal 2018 performance under our Bonus Program.

(7)	Mr. Whitaker served as the Company’s Interim CEO from March 8, 2019 to April 22, 2019.
(8)	Mr. Hakam’s employment with the Company commenced on August 7, 2018.

(9)	The amount shown represents (1) $50,516 of cash bonus payments earned for fiscal 2019 performance under our Bonus Program, as described in the “Annual Cash Incentive Program” section of this proxy statement above, and (2) $69,523 of cash incentive payments earned for fiscal 2019 performance under our Sales Compensation Program, as described in the “Sales Compensation Program” section of this proxy statement above.

(10)	The amount shown represents (1) $113,398 of cash bonus payments earned for fiscal 2018 performance under our Bonus Program, and (2) $72,394 of cash incentive payments earned for fiscal 2018 performance under our Sales Compensation Program.

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Description of Employment Agreements — Cash Compensation

We have entered into offer letters with each of our named executive officers. The salary and bonus terms of each agreement are briefly described below. Provisions of these agreements relating to outstanding equity incentive awards, if any, and post-termination of employment benefits are discussed under the applicable sections of this proxy statement.

Paul Pickle. On March 23, 2019, we entered into an offer letter with Mr. Pickle. The agreement is for no specific term and provides Mr. Pickle is employed at-will. The agreement provides for an annual base salary of $400,000, subject to annual review. The agreement also provides that Mr. Pickle will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 85% of his base salary, with the actual amount of the bonus to be determined based on actual performance for the year. For the first half of fiscal 2020, Mr. Pickle is entitled to a guaranteed bonus of $120,000 that was payable one-half by July 15, 2019 and one-half by September 15, 2019. In addition, the agreement provides that Mr. Pickle will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.

Jeffrey Benck. On December 5, 2015, we entered into an offer letter with Mr. Benck. The agreement was for no specific term and provided Mr. Benck was employed at-will. The agreement provided for an annual base salary of $400,000, subject to annual review. The agreement also provided that Mr. Benck was entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 75% of his base salary, which was later increased to 85%, with the actual amount of the bonus to be determined based on actual performance for the year. In addition, the agreement provided that Mr. Benck will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees. Mr. Benck’s employment with the Company ended effective March 8, 2019.

Jeremy R. Whitaker. On September 8, 2011, we entered into an offer letter with Mr. Whitaker, which was amended on November 13, 2012 and August 31, 2016. The agreement is for no specific term and provides Mr. Whitaker is employed at-will. The agreement provides for an annual base salary of $210,000, subject to annual review, which was later increased to $250,000. The agreement also provides that Mr. Whitaker will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 35% of his base salary, which was later increased to 55% of his base salary, with the actual amount of the bonus to be determined based on actual performance for the year. In addition, the agreement provides that Mr. Whitaker will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.

Fathi Hakam. On July 30, 2018, we entered into an offer letter with Mr. Hakam. The agreement is for no specific term and provides Mr. Hakam is employed at will. The agreement provides for an annual base salary of $250,000, subject to annual review. The agreement also provides that Mr. Hakam will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 40% of his base salary, with the actual amount of the bonus to be determined based on actual performance for the year. In addition, the agreement provides that Mr. Hakam will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.

Kevin Yoder. On January 22, 2016, we entered into an offer letter with Mr. Yoder. The agreement is for no specific term and provides Mr. Yoder is employed at-will. The agreement provides for an annual base salary of $240,000, subject to annual review, which was later increased to $255,000. The agreement also provides that Mr. Yoder will be entitled to participate in the Company’s annual bonus plan with a target bonus opportunity of at least 40% of his base salary and is also entitled to participate in the Company’s sales commission plan, with the target sales commission amount of $72,000, which was subsequently increased to $76,500, with the actual amount of the bonus and sales commission amounts to be determined based on actual performance for the year. In addition, the agreement provides that Mr. Yoder will be entitled to participate in the employee health and welfare and other fringe benefit plans and programs generally available to the Company’s employees.

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Outstanding Equity Awards at 2019 Fiscal Year End

The following table provides information concerning outstanding equity awards held by our named executive officers as of June 30, 2019.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
Paul Pickle	4/22/2019	–	500,000	(2)	4.04	4/22/2026	5/1/2019	250,000	(3)	832,500

Jeffrey Benck	–	–	–		–	–	–			–

Jeremy R. Whitaker	8/29/2017	22,917	27,083	(4)	2.16	8/29/2024	8/31/2018	45,000	(5)	149,850
	9/14/2016	34,375	15,625	(4)	1.37	9/14/2023	9/14/2016	6,250	(6)	20,813
	9/1/2015	37,500	2,500	(7)	1.35	9/1/2022
	8/26/2014	50,000	–		1.87	8/26/2021
	8/22/2013	45,000	–		1.56	8/22/2020
	8/23/2012	40,000	–		2.03	8/23/2019

Fathi Hakam	–	–	–		–	–	8/31/2018	100,000	(6)	333,000

Kevin Yoder	8/29/2017	38,958	46,042 (8)		2.16	8/29/2024	8/31/2018	50,000	(6)	166,500
	4/1/2016	49,167	20,833 (9)		0.86	4/1/2023
	4/1/2016	68,750	31,250 (9)		0.86	4/1/2023

_____________________

(1)	In accordance with applicable SEC regulations, the market value of the shares has been determined based on the closing price of our common stock on June 28, 2019, the last trading day of fiscal 2019, which was $3.33.

(2)	The option vests according to the following schedule: 50% of the shares subject to the option vest on the first anniversary of the grant date, 20% of the shares subject to the option vest ratably each month thereafter for a period of 24 months, and 30% of the shares subject to the option vest ratably each month thereafter for a period of 12 months, such that 100% of the shares subject to this option will be fully vested as of the fourth anniversary of the grant date.

(3)	The RSUs will vest according to the following schedule: 25% of the RSUs vest on June 1, 2020, with the remaining RSUs vesting ratably at the beginning of each of the 12 quarters thereafter, such that 100% of the RSUs will be fully vested as of June 1, 2023.
(4)	The remaining unvested options vest monthly at a rate of 1,042 shares per month.

(5)	The RSUs will vest according to the following schedule: 25% of the RSUs vested on September 1, 2019, with the remaining RSUs vesting ratably at the beginning of each of the 12 quarters thereafter, such that 100% of the RSUs will be fully vested as of September 1, 2022.

(6)	The remaining RSUs vest quarterly at a rate of 1,250 shares per quarter.

(7)	The remaining unvested options vest monthly at a rate of 833 shares per month.

(8)	The remaining unvested options vest monthly at a rate of 1,771 shares per month.

(9)	The remaining unvested options vest monthly at a rate of 2,084 shares per month.

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Severance and Change in Control Arrangements with Named Executive Officers

Although we do not have fixed term employment agreements with any of our employees, the named executive officers are each a party to an agreement with the Company that provides cash payments and acceleration of equity awards in certain circumstances that result in termination of employment. These agreements are intended to encourage retention and to align executive and stockholder interests by enabling executives to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.

Offer Letter with Paul Pickle

Under the offer letter dated March 23, 2019, between the Company and Mr. Pickle, Mr. Pickle is eligible to receive severance payments if his employment is terminated involuntarily by us without Cause or by Mr. Pickle for Good Reason, in each case as defined in the offer letter, subject to Mr. Pickle executing and not revoking a general release of claims in favor of the Company. Severance payments for Mr. Pickle would consist of a lump sum payment equal to 12 months of base salary plus an amount equal to 50% of his target bonus. If the termination occurs within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter), Mr. Pickle is entitled to “double trigger” severance payments as follows: (1) if the consideration paid to the Company’s stockholders is less than $5.00 per share, Mr. Pickle will receive a lump sum payment equal to 12 months of base salary plus an amount equal to 100% of his target bonus; and (2) if the consideration paid to the Company’s stockholders is $5.00 or more per share, Mr. Pickle will receive a lump sum payment equal to 24 months of base salary plus an amount equal to 200% of his target bonus. Severance benefits will be paid on the 53rd day following Mr. Pickle’s employment termination date (or such later date as required by Section 409A of the Code).

In the event of termination of employment without Cause or for Good Reason, Mr. Pickle and his eligible dependents will be eligible for continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of termination for up to 12 months (or up to 24 months, if such termination is within 60 days prior to or 12 months following a Change in Control where the consideration paid to the Company’s stockholders is $5.00 or more per share).

In addition, if Mr. Pickle’s employment is terminated without Cause or for Good Reason prior to April 22, 2021, any unvested equity awards at the time of termination of employment that would have vested during the 12 months following termination will become vested. In addition, if Mr. Pickle’s employment is terminated without Cause or for Good Reason within 60 days prior to or 12 months following a Change in Control, all unvested equity awards at the time of termination will become fully vested.

Should benefits payable to Mr. Pickle trigger excise taxes under Section 4999 of the Code, Mr. Pickle will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Pickle, the benefits will be cut-back to the extent necessary to avoid such excise taxes.

The agreement also contains certain restrictive covenants in favor of the Company, including a requirement that Mr. Pickle enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post-termination non-solicitation of employees covenant.

Offer Letter with Jeffrey Benck

Under the offer letter dated December 5, 2015, between the Company and Mr. Benck, Mr. Benck was eligible to receive severance payments if his employment was terminated involuntarily by us without Cause or by Mr. Benck for Good Reason, in each case as defined in the offer letter, subject to Mr. Benck executing and not revoking a general release of claims in favor of the Company. Severance payments for Mr. Benck would have consisted of a lump sum payment equal to 12 months of base salary plus an amount equal to 50% of his target bonus. If the termination occurred within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter), Mr. Benck would have been entitled to “double trigger” severance payments as follows: (1) if the market capitalization of the Company at the time of the Change in Control was $50 million or less, Mr. Benck would have received a lump sum payment equal to 12 months of base salary plus an amount equal to 100% of his target bonus; and (2) if the market capitalization of the Company at the time of the Change in Control was greater than $50 million, Mr. Benck would have received a lump sum payment equal to 24 months of base salary plus an amount equal to 200% of his target bonus. Severance benefits would have been paid on the 53rd day following Mr. Benck’s employment termination date (or such later date as required by Section 409A of the Code).

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In the event of termination of employment without Cause or for Good Reason, Mr. Benck and his eligible dependents would have been eligible for continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of termination for up to 12 months (or up to 24 months, if such termination was within 60 days prior to or 12 months following a Change in Control occurring at a time that the Company’s market capitalization was greater than $50 million).

In addition, if Mr. Benck’s employment was terminated without Cause or for Good Reason within 60 days prior to or 12 months following a Change in Control, all unvested stock options and RSUs awarded to Mr. Benck would have accelerated and become fully vested.

Should benefits payable to Mr. Benck trigger excise taxes under Section 4999 of the Code, Mr. Benck would have either been entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Benck, the benefits would have been cut-back to the extent necessary to avoid such excise taxes.

The agreement also contained certain restrictive covenants in favor of the Company, including a requirement that Mr. Benck enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post-termination non-solicitation of employees covenant.

Mr. Benck’s employment with the Company ended effective March 8. 2019 and he received no severance benefits in connection with his resignation.

Letter Agreement with Jeremy Whitaker

 On August 31, 2016, the Company entered into a letter agreement with Mr. Whitaker which amended certain provisions of his offer letter dated September 8, 2011, as previously amended on November 13, 2012. Under the letter agreement, Mr. Whitaker is eligible for severance payments if his employment is terminated within five years of September 1, 2016, either involuntarily by the Company without Cause or by Mr. Whitaker for Good Reason, in each case as defined in the letter agreement, subject to Mr. Whitaker executing and not revoking a general release of claims in favor of the Company.

Severance payments for Mr. Whitaker consist of a lump sum payment equal to 6 months of base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Whitaker during the 12 months preceding termination. If the termination occurs within 60 days prior to or 12 months following a Change in Control (as defined in the letter agreement), Mr. Whitaker is entitled to “double trigger” severance payments as follows: (1) if the market capitalization of the Company at the time of the Change in Control is $50 million or less, Mr. Whitaker will receive a lump sum payment equal to 6 months of base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Whitaker during the 12 months preceding termination and (2) if the market capitalization of the Company at the time of the Change in Control is greater than $50 million, Mr. Whitaker will receive a lump sum payment equal to 12 months of base salary plus an amount equal to 100% of his target bonus. Severance benefits will be paid on the 53rd day following Mr. Whitaker’s employment termination date (or such later date as required by Section 409A of the Code).

In the event such termination occurs within 60 days prior to or 12 months following a Change in Control that occurs at a time when the Company’s market capitalization is $50 million or less, Mr. Benck and his eligible dependents will be eligible for continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of termination for up to 6 months (or up to 12 months, if such termination is within 60 days prior to or 12 months following a Change in Control occurring at a time that the Company’s market capitalization is greater than $50 million).

In addition, the letter agreement provides that if Mr. Whitaker’s employment is terminated within 60 days prior to or 12 months following a Change in Control, all of Mr. Whitaker’s outstanding equity awards will accelerate and become fully vested.

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Should benefits payable to Mr. Whitaker trigger excise taxes under Section 4999 of the Code, Mr. Whitaker will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Whitaker, the benefits will be cut-back to the extent necessary to avoid such excise taxes.

The agreement also contains certain restrictive covenants in favor of the Company, including a requirement that Mr. Whitaker enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post-termination non-solicitation of employees covenant.

Offer Letter with Fathi Hakam

Under the offer letter dated July 30, 2018, between the Company and Mr. Hakam, Mr. Hakam is eligible to receive severance payments if his employment is terminated within two years of August 7, 2018 involuntarily by us without Cause or by Mr. Hakam for Good Reason, in each case as defined in the offer letter, subject to Mr. Hakam executing and not revoking a general release of claims in favor of the Company.

Severance payments for Mr. Hakam would consist of a lump sum payment equal to 6 months of base salary plus an amount equal to 50% of the amount of bonuses (if any) paid to Mr. Hakam during the 12 months preceding termination. Severance benefits will be paid on the 53rd day following Mr. Hakam’s employment termination date (or such later date as required by Section 409A of the Code).

The agreement also contains certain restrictive covenants in favor of the Company, including a requirement that Mr. Hakam enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post-termination non-solicitation of employees covenant.

Offer Letter with Kevin Yoder

Under the offer letter dated January 22, 2016, between the Company and Mr. Yoder, Mr. Yoder is eligible to receive severance payments if his employment is terminated within five years of March 7, 2016 involuntarily by us without Cause or by Mr. Yoder for Good Reason, in each case as defined in the offer letter, subject to Mr. Yoder executing and not revoking a general release of claims in favor of the Company.

Severance payments for Mr. Yoder would consist of a lump sum payment equal to 6 months of base salary plus an amount equal to 50% of the amount of bonuses and sales incentives (if any) paid to Mr. Yoder during the 12 months preceding termination. If the termination occurs within 60 days prior to or 12 months following a Change in Control (as defined in the offer letter), Mr. Yoder is entitled to “double trigger” severance payments as follows: (1) if the market capitalization of the Company at the time of the Change in Control is $50 million or less, Mr. Yoder will receive a lump sum payment equal to 6 months of base salary plus an amount equal to 50% of the amount of bonuses and sales incentives (if any) paid to Mr. Yoder during the 12 months preceding termination and (2) if the market capitalization of the Company at the time of the Change in Control is greater than $50 million, Mr. Yoder will receive a lump sum payment equal to 12 months of base salary plus payment of an amount equal to 100% of his target bonus and sales incentive. Severance benefits will be paid on the 53rd day following Mr. Yoder’s employment termination date (or such later date as required by Section 409A of the Code).

In the event such termination occurs within 60 days prior to or 12 months following a Change in Control that occurs at a time when the Company’s market capitalization is $50 million or less, Mr. Yoder and his eligible dependents will be eligible for continued participation in the Company’s group health, dental and vision insurance plans on the same terms as existed at the time of termination for up to 6 months (or up to 12 months, if such termination is within 60 days prior to or 12 months following a Change in Control occurring at a time that the Company’s market capitalization is greater than $50 million).

39

In addition, the offer letter provides that if Mr. Yoder’s employment is terminated within 60 days prior to or 12 months following a Change in Control, all of Mr. Yoder’s outstanding equity awards will accelerate and become fully vested.

Should benefits payable to Mr. Yoder trigger excise taxes under Section 4999 of the Code, Mr. Yoder will either be entitled to the full amount of his benefits or, if a cut-back in the benefits would result in greater net (after-tax) benefit to Mr. Yoder, the benefits will be cut-back to the extent necessary to avoid such excise taxes.

The agreement also contains certain restrictive covenants in favor of the Company, including a requirement that Mr. Yoder enter into the Company’s standard confidentiality and invention assignment agreement and a one-year post-termination non-solicitation of employees covenant.

40

Report of the Audit Committee of the Board of Directors

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee of the Board of Directors performs general oversight of our financial accounting and reporting process, system of internal controls, audit process and the process for monitoring compliance with laws and regulations, as well as our Code of Conduct. The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accountants. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management is responsible for preparing our financial statements and implementing our financial reporting process, including our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, as amended, and has the primary responsibility for assuring their accuracy, effectiveness and completeness.

Our independent registered public accountants, Squar Milner LLP (“Squar Milner”), are responsible for expressing an opinion on the conformity of our audited financial statements to U.S. Generally Accepted Accounting Principles (“GAAP”). The Audit Committee meets periodically with the independent registered public accountants, with and without management present, to discuss the results of the independent registered public accountants’ examinations and evaluations of our internal controls and the overall quality of our financial reporting, and, as appropriate, initiates inquiries into various aspects of our financial affairs.

The members of the Audit Committee necessarily rely on the information or documentation provided to them by, and on the representations made by, management or other employees of the Company, the independent registered public accounting firm, and/or any consultant or professional retained by the Audit Committee, the Board of Directors, management or by any committee of the Board of Directors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has applied GAAP appropriately or maintained appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the financial statements have been carried out in accordance with the standards of the U.S. Public Company Accounting Oversight Board (“PCAOB”) or that the financial statements are presented in accordance with GAAP.

The Audit Committee currently consists of three directors, all of whom qualify as “independent” and meet the financial literacy and other requirements under the current Nasdaq listing standards and SEC rules regarding audit committee membership: Mr. Hoshi Printer, who serves as Chair, Mr. Bruce Edwards, and Mr. Paul F. Folino. The Board of Directors has determined that Mr. Printer is an “audit committee financial expert” under the rules of the SEC.

The Audit Committee took the following actions in fulfilling its oversight responsibilities:

(1)	reviewed and discussed the annual audited financial statements with management, including a discussion of the quality and the acceptability of our financial reporting and controls as well as the clarity of disclosures in the financial statements;

(2)	discussed with Squar Milner the matters required to be discussed by Statement on Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB.

(3)	received from Squar Milner written disclosures and the letter from Squar Milner as required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence and has discussed with Squar Milner its independence; and

(4)	based on the review and discussion referred to in (1) through (3) above, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, for filing with the SEC.

Audit Committee

Hoshi Printer, Chair
Bruce C. Edwards
Paul F. Folino

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Other Information

Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest.

Our Audit Committee charter requires that members of the Audit Committee review and approve all related party transactions. Current SEC rules define a related party transaction for the Company to include any transaction, arrangement or relationship in which:

•	we are a participant;

•	the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

•	an executive officer, director or director nominee, or any person who is known to be the beneficial owner of more than 5% of our common stock, or any person who is an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock had or will have a direct or indirect material interest.

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to our Code of Conduct. Under our Code of Conduct, directors, officers and all other members of the workforce are expected to avoid any relationship, influence or activity that would cause or even appear to cause a conflict of interest. All directors must recuse themselves from any discussion or decision affecting their personal, business or professional interests.

All related party transactions must be disclosed in our applicable filings with the SEC as required under SEC rules.

Related Party Transactions

There were no transactions with related persons that required disclosure under applicable SEC rules during the fiscal years ended June 30, 2019 and 2018, nor are any such transactions currently proposed.

Indemnification and Insurance

Pursuant to our Amended and Restated Certificate of Incorporation and Bylaws, the Company indemnifies its directors and officers to the fullest extent permitted by law. The Company has also entered into indemnification agreements with each of its directors and executive officers contractually committing the Company to provide this indemnification to him or her.

42

Annual Report on Form 10-K

The Company will furnish without charge, to each person whose proxy is solicited upon the written request of such person, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, as filed with the SEC, including the financial statements and financial statement schedules. In addition, upon request, the exhibits to that document will be furnished subject to payment of a specified fee. Requests for copies of these documents should be directed to: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: Corporate Secretary.

Where You Can Find More Information

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and other reports and information that we file or furnish pursuant to the Exchange Act are available free of charge on our website at www.lantronix.com as soon as reasonably practicable after filing or furnishing such reports with the SEC. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

By Order of the Board of Directors,
Irvine, California	David Goren
October 2, 2019	Vice President of Legal and Business Affairs and Corporate Secretary

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LANTRONIX, INC. 7535 IRVINE CENTER DRIVE, SUITE 100 IRVINE, CA 92618

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LANTRONIX, INC.

The Board of Directors recommends you vote FOR each of the director nominees named in proposal 1 and FOR proposals 2 and 3:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Paul Pickle	☐	☐	☐
1b. Bernhard Bruscha	☐	☐	☐
1c. Bruce C. Edwards	☐	☐	☐
1d. Margaret A. Evashenk	☐	☐	☐
1e. Paul F. Folino	☐	☐	☐
1f. Martin Hale, Jr.	☐	☐	☐
1g. Hoshi Printer	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 4:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Approval, on an advisory basis, of the frequency of future advisory votes on the compensation of Lantronix's named executive officers.	☐	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be Held on November 5, 2019:

The notice and proxy statement and Annual Report are available at www.proxyvote.com.

LANTRONIX, INC.
2019 Annual Meeting of Stockholders
November 5, 2019, 9:00 a.m. PT

The undersigned stockholder(s) of LANTRONIX, INC., a Delaware corporation, hereby appoint(s) Paul Pickle and Jeremy Whitaker, or either of them, proxies and attorneys-in-fact, each with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Lantronix, Inc. (the "Annual Meeting") to be held on November 5, 2019 at 9:00 a.m., local time, at Lantronix's Corporate Headquarters, 7535 Irvine Center Drive, Suite 100, Irvine, CA 92618, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present, on the matters set forth on the reverse side and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

THE PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS MADE, WILL BE VOTED: (1) "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR; (2) "FOR" THE RATIFICATION OF SQUAR MILNER LLP AS LANTRONIX'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING ON JUNE 30, 2020; (3) "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF LANTRONIX'S NAMED EXECUTIVE OFFICERS; AND (4) "1 YEAR" ON THE ADVISORY VOTE REGARDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

Address change/comments: ___________________________________________________________________ ___________________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side